STEWART H. BENJAMIN

CERTIFIED PUBLIC ACCOUNTANT, P.C

27 SHELTER HILL ROAD

PLAINVIEW, NY 11803

TELEPHONE: (516) 933-9781

FACSIMILE: (516) 827-1203

December 15, 2004

Securities and Exchange Commission

450 Fifth Street, N-W.

Washington, DC 20549

RE:

FONECASH, INC.

Gentlemen

I have read Item 4.01 of Form 8-K dated December 15, 2004 of FoneCash, Inc. and am in agreement with the statements contained in Item 4(a) therein. I have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,